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                                                                   EXHIBIT 10.37
[TELEMATE.NET LOGO]



                                                          November 16, 2001


                  Richard L. Mauro
                  346 Lands Mill
                  Marietta, GA 30067



                  Re:      Separation from Telemate.Net, Inc.

                  Dear Rich:

                  In accordance with our recent discussions, the following shall constitute our agreement ("Agreement") regarding your termination of employment from Telemate.Net, Inc., effective November 23, 2001 (the "Effective Date").

                  For good and valuable consideration, the sufficiency of which is hereby acknowledged, Richard L. Mauro ("Employee") and Telemate.Net, Inc. ("Telemate.Net") (Employee and Telemate.Net are sometimes hereinafter referred to collectively as the "Parties") agree as follows:

                       TERMINATION OF EMPLOYMENT. The Parties acknowledge that Employee's employment with Telemate.Net terminates as of November 23, 2001. The Parties further agree that after such date Employee will have no further right to employment with Telemate.Net and shall not be entitled to receive from Telemate.Net any further compensation, benefits, or other form of remuneration except as provided herein.

                       SEVERANCE BENEFITS. Provided that Employee satisfies the conditions of this Agreement and does not revoke this Agreement, Telemate.Net will, in consideration of the promises, covenants and warranties contained herein:

                           Separation Payments. On the eighth day after Employee signs and returns this Agreement, commence payments to Employee at a pay rate equal to Employee's annual base salary on the Effective Date divided by 12, plus total bonuses earned by Employee in 2001 under the executive bonus plan divided by 10.77 for a period of Twelve (12.0) months (the "Separation Pay Period") as per your Employment Agreement. Such severance shall be paid in accordance with Telemate.Net's regular payroll practices of two times per month. The total
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                           amount paid will be $308,807.52, which payment shall
                           be subject to all state and federal withholdings as may be required by law;

                           Paid Time Off. Pay Employee $15,769.60 as payment for his accrued paid time off as of the Effective Date. Such payment shall be paid on the first scheduled pay period of the Separation Pay Period;

                           Quarterly Bonus Payment. Pay Employee his prorated quarterly bonus for the fourth quarter of 2001 and special merger and acquisition bonus. Such payment will be made on November 16, 2001; and

                           Medical Coverage. Continue Employee's health insurance coverage for a period of 12.0 months. Coverage will be provided to Employee and Employee's eligible dependents at the same cost such coverage is offered to Telemate.Net's employees. At the end of the Separation Pay Period, employee benefits under the group plan will be terminated and employee will be notified of his COBRA conversion options. The type of health insurance is subject to change with or without notice, but will be consistent with the coverage offered to Telemate.Net's employees.

Employee represents and warrants that inasmuch as the severance benefit to Employee as described herein is conditioned upon Employee's compliance with his promises, waivers and releases contained in this Agreement, if Employee breaches any of the provisions of this Agreement, Telemate.Net shall be entitled to recover from Employee, as damages, all amounts paid pursuant to this Agreement in addition to all other available damages and remedies, including, but not limited to, the recovery of reasonable attorneys' fees, unless prohibited by applicable law.

RELEASE OF TELEMATE.NET BY EMPLOYEE. For and in consideration of the promises, covenants and warranties contained herein, and other good and valuable consideration the sufficiency of which is acknowledged, on behalf of himself, his heirs, executors, administrators, successors and assigns, Employee does hereby release, remise, acquit and forever discharge Telemate.Net and each and all of Telemate.Net's subsidiaries, affiliates, respective past and present officers, directors, agents, servants, employees, and attorneys, from any and all rights, demands, claims, damages, losses, costs, expenses, actions, and causes of action whatsoever, whether in tort or in contract, at law or equity, known or unknown, contingent or fixed, suspected or unsuspected, foreseen or unforeseen, arising out of, asserted in, assertable in, or any way related to Employee's employment at Telemate.Net, termination therefrom, and/or Employee's layoff, or any other matter occurring or existing at any time from the beginning of time through the date of the execution of this Agreement. The rights, demands, claims, damages, losses, costs, expenses, actions and causes of action which Employee waives and releases in this Agreement include, to every extent allowed by law, but is not limited to, those arising under any commission or compensation agreements between Employee and Telemate.Net, the Age Discrimination in

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Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Georgia Prohibition of Age Discrimination in Employment, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Vietnam Era Veteran's Readjustment Assistance Act of 1974, as amended, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act, the Fair Labor Standards Act of 1938, the Family and Medical Leave Act, and/or any other federal or state statute, law or regulation.

WAIVER UNDER ADEA AND OWBPA. Employee acknowledges and agrees that in regard to his release and waiver of claims under the Age Discrimination in Employment Act ("ADEA") and the Older Workers' Benefit Protection Act ("OWBPA") (29 U.S.C. ss.ss. 621 et seq.), and the Georgia Prohibition of Age Discrimination in Employment (O.C.G.A. ss. 34-1-2), as discussed in Paragraph 3 herein, that he was informed that he does not waive age rights or claims that may arise after the date this Agreement is executed, that he has been advised to consult with an attorney prior to executing this Agreement, and that he has been informed that he has forty-five (45) days after receiving this Agreement within which to consider this Agreement. If Employee signs before the end of such 45-day period, he acknowledges that his decision to do so was knowing, voluntary, and not induced by fraud, misrepresentation, or a threat to withdraw, alter, or provide different terms prior to the expiration of the 45-day period. This Agreement shall not be effective for a period of seven (7) days following the execution of this Agreement, and during such seven (7) days, Employee may revoke this Agreement. Employee further understands and acknowledges that if he revokes, this Agreement shall not be effective or enforceable, and he will lose all benefits under this Agreement, including payment of the Severance Benefits described in Paragraph 2 above. Employee understands and agrees that this Agreement is written in a manner he understands and that he waives rights and claims he may have under the OWBPA and ADEA, but only in exchange for payments and/or benefits in addition to anything of value to which Employee is already entitled.

This waiver is requested in connection with an employment termination program (the "Program".) Telemate.Net offered the Program to a group or class of employees. Telemate.Net informed Employee (in the attached Exhibit A), in a manner Employee understands of:

    Any class, unit or group of individuals covered by the Program;

    Any eligibility factors for this Program;

    Any time limits applicable to this
    Program;

    The job titles and ages of all individuals eligible to be selected for the Program; and

The ages of all individuals in the same job classification or organizational unit who are not eligible or selected for the Program.

EXERCISE OF STOCK OPTIONS. Pursuant to Telemate.Net's Stock Option Agreement, Employee's option(s) to acquire shares of Telemate.Net's common stock (the "Options") granted to

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Employee pursuant to a Stock Option Grant or Stock Incentive Agreement, as the
case may be (in either case, the "Option Agreement"), incorporated herein by reference, that have vested as of the Effective Date shall be exercisable for eighteen (18) months after the consummation of Telemate.Net's proposed merger with a wholly-owned subsidiary of Verso Technologies, Inc. (the "Merger"), subject to the Affiliate Agreement. In addition, consistent with the terms of the Option Agreement, as governed by the applicable Telemate.Net stock incentive plan, Employee's unvested Options will vest upon the consummation of the Merger. However, Employee hereby acknowledges and affirms that, consistent with the terms of the Merger, any of Employee's unvested Options that are not "in-the-money" at the effective time of the Merger will be cancelled. Except as provided in this, paragraph, the Options will continue to be governed by the Option Agreement.

COOPERATION. Employee agrees to cooperate with Telemate.Net in any pending or future matters, including, but not limited to, the Merger and any litigation, investigation or other dispute in which Employee has knowledge or information. Employee agrees to execute an Affiliate Agreement if so requested by Telemate.Net in connection with the Merger, and do all such acts to facilitate the consummation of the Merger as Telemate.Net may reasonably request. In connection with any investigation, lawsuit or dispute in which Employee has knowledge or information, if Employee has any contact with any party known by Employee to be adverse to Telemate.Net in such investigation, lawsuit or dispute, Employee agrees to immediately notify Telemate.Net's Chairman first by telephone and as soon as possible thereafter in writing. If Employee has any contact with any party not known by Employee at the time of such contact to be adverse to Telemate.Net in any investigation, lawsuit or dispute, Employee agrees to notify Telemate.Net's Chairman, first by telephone and as soon as possible thereafter in writing, immediately upon Employee becoming aware that such party is adverse to Telemate.Net. Telemate.Net will pay Employee a reasonable fee for any time and expense incurred to comply with this provision.

CONFIDENTIALITY. Employee hereby represents, warrants and agrees that he will hereinafter keep completely confidential any information concerning the terms, amount and fact of this Agreement, and will not hereinafter disclose any such information to anyone except his attorneys, immediate family, and tax preparation advisors, and that he will cause each such person not to disclose such information to any other person. Employee also agrees not to make disparaging, defamatory, or derogatory statements or allegations, whether verbal or written (including, but not limited to, statements made anonymously or under fictitious user names on Internet message boards), concerning Telernate.Net.

CORPORATE CREDIT CARD. Employee agrees to return his corporate credit card to Mr. Burt Whistler on or before Friday, November 30, 2001. Employee acknowledges and agrees that he remains liable for all charges placed on the corporate credit card, prior to its return, and which are not reimbursable by Telemate.Net pursuant to its reimbursement policies. If, on the Effective Date, Employee has any outstanding obligations to the credit card company or to Telemate.Net for charges incurred on the credit card, Employee acknowledges that Telemate.Net is authorized to deduct from the Severance Benefits due to Employee under Paragraph 2 above (1) any amounts owed to the credit card company for non-reimbursable charges, (2) any amounts owed

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to the credit card company for authorized business charges for which
Telemate.Net has reimbursed Employee, and (3) any amounts otherwise owed to Telemate.Net.

TELEMATE.NET'S PROPERTY. Simultaneously with the execution of this Agreement, Employee agrees to return all property in his possession, custody or control belonging to Telemate.Net, including, but not limited to, all documents, data, records, notes, memoranda, drawings, manuals, computer programs, compilations and all other tangible information and material in whatever form, which belongs to or pertains to Telemate.Net, or which constitute or pertain to its trade secrets, confidential information, product services, employees, distributors, dealers, agents, contractors or customers.

GOVERNING LAW. This Agreement shall be deemed to have been executed in the State of Georgia, and all matters pertaining to the validity, construction, interpretation, and effect of this Agreement shall be governed by the laws of the State of Georgia.

FINAL AGREEMENT -- NO ORAL MODIFICATION. This Agreement and the Employment Agreement executed by Employee on March 2, 2001 (the "Prior Agreement") (collectively, the "Agreements") constitute the entire agreement between Employee and Telemate.Net. The Prior Agreement is incorporated by reference, and any post-termination obligations contained in the Prior Agreement shall remain in full force and effect, and shall survive cessation of Employee's employment. Employee acknowledges that the post-termination obligations contained in the Prior Agreement are valid, enforceable and reasonably necessary to protect the interests of Telemate.Net, and Employee agrees to abide by such obligations. These Agreements supersede any prior communications, agreements or understandings, whether oral or written, between Employee and Telemate.Net arising out of or relating to Employee's employment and the termination of that employment. Other than this Agreement, no other representation, promise or agreement has been made with Employee to cause him to sign this Agreement. This Agreement shall not be amended, altered, revised, modified, terminated or changed except by further written agreement signed by all Parties.

SUCCESSORS AND ASSIGNS. The terms and covenants set forth herein shall be binding upon and inure to the benefit of the Parties subsidiaries, affiliates, parent corporations, officers, directors, agents, servants, employees, attorneys, successors, assigns, heirs, and representatives, as applicable.

ENFORCEABILITY OF AGREEMENT. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules or regulations. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances should not be effected thereby, but rather shall be enforced to the greatest extent permitted by law.

HEADINGS. The headings that have been used to designate the various sections of this Agreement are solely for the convenience in reading and ease of reference and shall not be construed in any event or manner as interpretative of this Agreement.

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COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same Agreement.

NO ADMISSION OF LIABILITY. This Agreement is in compromise and settlement and is not to be used or construed in any court or administrative proceeding of any nature or in any subsequent actions by or between the parties hereto as an admission, direct or indirect, of liability or wrongdoing whatsoever. The Parties specifically deny any such liability or wrongdoing each to the other.

VALIDITY AND ENFORCEMENT. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall, for any reason, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other persons, entities or circumstances shall not be effected thereby but rather should be enforced to the greatest extent permitted by law.

AMBIGUITIES. This Agreement was drafted with the full participation of both Parties. Accordingly, if there is an ambiguity in this agreement, it should not be resolved against any particular party, but rather should be resolved by a fair reading of what the Agreement was intended to provide.

VOLUNTARY ASSENT. In the negotiation, drafting, and execution of this Agreement, the Parties have been represented by, and/or had the right and access to, independent legal counsel of their choice, and each party does hereby affirm that he has read and understands the terms of this Agreement, and executes the same as his own free and voluntary act.


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ACCESS TO INDEPENDENT COUNSEL. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN
REPRESENTED BY, OR HAD ACCESS TO, INDEPENDENT LEGAL COUNSEL OF HIS OWN CHOOSING IN CONNECTION

WITH ITS/HIS ENTERING INTO THIS AGREEMENT, AND EACH PARTY HEREBY ACKNOWLEDGES THAT HE OR IT FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE FULLY BOUND BY AND SUBJECT THERETO.

If the terms set forth in this Agreement are acceptable, please sign below and deliver two (2) executed copies of this Agreement to me, and I will return to you an executed version for your records.


                                    Sincerely,

                                    TELEMATE.NET, INC.



                                    By: /s/ David H. Couchman
                                       ------------------------------------
                                       David H. Couchman
                                       Its: Chairman



Read, acknowledged, agreed to and accepted by:



Employee: /s/ Richard L. Mauro
         ----------------------------

Date: 11-16-01